      As filed with the Securities and Exchange Commission on June 18, 1997

                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED
             (Exact name of registrant as specified in its charter)

           Bermuda                                      13-3795510
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton HM12, Bermuda
                                 (441) 295-2244
                        (Address, including zip code, and
                        telephone number, including area
                      code, of principal executive offices)

          Globalstar Telecommunications Limited 1994 Stock Option Plan
                            (Full title of the plan)

                              Eric J. Zahler, Esq.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 679-1105
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------- ---------------------- ------------------------- --------------------- ----------------------
                                               Proposed maximum           Proposed maximum
Title of securities     Amount to be           offering price per         aggregate offering   Amount of
to be registered        registered(1)          share (2)                  price (2)            registration fee
----------------------- ---------------------- ------------------------- --------------------- ----------------------

Common Stock, $1.00
par value per share     1,250,000              $31.875                   $39,843,750           $12,074


------------------------

      (1) This Registration Statement covers 1,250,000 shares authorized to be sold under the Globalstar Telecommunications Limited 1994 Stock Option Plan (the "Plan").

      (2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Globalstar Telecommunications Limited, a Bermuda company (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

          (c) The Company's Current Reports on Form 8-K, filed on February 3, 1997, February 25, 1997, April 15, 1997 and May 23, 1997.

          (d) The description of the common stock of the Company, par value $1.00 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 0-25456) declared effective on February 13, 1995 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock to be registered herein is being passed upon by Appleby, Spurling & Kempe.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Bermuda law permits a Company to indemnify its directors and officers, except for any act of fraud or dishonesty. The Company has provided in its Bye-Laws that its directors and officers will be indemnified and held harmless against any expenses, judgments, fines, settlements and other amounts incurred by reason of any act or omission in the discharge of their duty, other than in the case of fraud or dishonesty.

         Bermuda law and the Bye-Laws of the Company also permit the Company to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

         The Company has entered into indemnification agreements with its officers and directors. To the extent permitted by law, the indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

         The Company maintains a directors' and officers' liability insurance policy.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable

Item 8.  EXHIBITS

Exhibit No.

         4.1 Memorandum of Association (incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-86808) (the "Form S-1").

         4.2 Bye-Laws of the Company (incorporated by reference to the Form S-1).

         5 Opinion of Appleby, Spurling & Kempe as to the validity of the shares to be issued.

         23.1     Consent of Appleby, Spurling & Kempe (contained in Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         24 Powers of Attorney (reference is made to the signature page herein).

Item 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of June, 1997.

                                     GLOBALSTAR TELECOMMUNICATIONS LIMITED



                                     By:  /s/ Michael B. Targoff
                                              Michael B. Targoff
                                              President and Chief
                                               Operating Officer

         Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Bernard L. Schwartz, Michael B. Targoff, Michael P. DeBlasio, Eric J. Zahler and Harvey B. Rein, and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                 Title                                             Date
         ---------                 -----                                             ----

/s/ Bernard L. Schwartz       Chairman of the Board and Chief Executive Officer   June 10, 1997
Bernard L. Schwartz           (Principal Executive Officer)

/s/ Michael B. Targoff        President, Chief Operating Officer and Director     June 10, 1997
Michael B. Targoff

/s/ Michael P. DeBlasio       Senior Vice President, Chief Financial Officer      June 10, 1997
Michael P. DeBlasio           and Director (Principal Financial Officer)

/s/ Robert B. Hodes           Director                                            June 3, 1997
Robert B. Hodes

/s/ Ronald Grierson           Director                                            June 5, 1997
Sir Ronald Grierson

/s/ E. John Peett             Director                                            June 11, 1997
E. John Peett

/s/ A. Robert Towbin          Director                                            June 11, 1997
A. Robert Towbin

/s/ Harvey B. Rein            Vice President and Controller (Principal            June 10, 1997
Harvey B. Rein                Accounting Officer)


                                INDEX TO EXHIBITS


Exhibit No.           Description of Exhibit
-----------           ----------------------
 5                    Opinion of Appleby, Spurling & Kempe as to the
                      validity of the shares to be issued.

23.1 Consent of Appleby, Spurling & Kempe (contained in Exhibit 5).

23.2                  Consent of Deloitte & Touche LLP.

24 Powers of Attorney (reference is made to the signature page herein).